Exhibit 16.1

April 26, 2017

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Healthier Choices Management Corp.

Ladies and Gentlemen:

We have read the statements made by Healthier Choices Management Corp. (the “Company”) set forth under Item 4.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2017 (the “Form 8-K”). We agree with the statements concerning our Firm in such Form 8-K except with respect to the statement as to absence of “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2016 set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Financial Statements”) included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we expressed no such opinion. In planning and performing our audit of the Financial Statements in accordance with standards of the Public Company Accounting Oversight Board, we noted a number of deficiencies in internal control over financial reporting that required audit adjustments that were made to the Financial Statements. Although we concluded that not all of the deficiencies rose to the level of a material weakness, we advised the Company that the combination of such deficiencies constitutes a material weakness in the Company’s internal control over financial reporting related to the overall maintenance of the books and records in full accordance with United States generally accepted accounting principles. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

We are not in a position to agree or disagree with other statements made by the Company contained in the Form 8-K.

Very truly yours,

/s/ Morrison, Brown, Argiz & Farra, LLC